Exhibit 10.14

MILFORD ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of the 1st day of October, 2015, by and between O’CONNOR/REALVEST MILFORD LLC (“Assignor”) and IREIT MILFORD MARKETPLACE, L.L.C. (“Assignee”).

WHEREAS, Assignor and Assignee’s predecessor in interest entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of August 21, 2015, as amended and assigned, (the “Agreement”), for the sale and purchase of certain “Property” consisting of, among other property, “Real Property” (as more particularly described in Exhibit A attached hereto), “Personal Property”, “Leases”, “Service Contracts” and “Intangible Rights” (as more particularly described in this Assignment), as said terms are defined in the Agreement;

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor’s right, title and interest in and to the Intangible Rights, Leases and Service Contracts as hereinafter provided; and

WHEREAS, Assignee desires to assume the duties and obligations of Assignor with respect to the Leases and Service Contracts.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.               Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor’s right, title and interest, in and to:

(a)             all intangible rights relating to the operation, management, maintenance, repair, development and use of the Real Property and/or Personal Property, including, without limitation, all as-built drawings, plans and specifications, licenses, permits, certificates of occupancy, authorizations, approvals, warranties, guaranties, surveys, inspection reports, development rights, entitlements and telephone numbers, in connection with the operation, use, occupancy, possession and operation of the Real Property (the “Intangible Rights”), such Intangible Rights to include all right, title and interest of Assignor in that certain Carlisle Golden Seal Total Roofing System Warranty, Series No. 1.18867 Rev. 01, to the extent such assignment is permitted under such warranty and under law;

(b)            any and all leases, licenses and occupancy agreements affecting the Real Property, together with all prepaid rents, security and other refundable deposits, as more particularly described in Exhibit B attached hereto (the “Leases”); and

(c)             any and all service, operating, maintenance, supply, laundry, cable television, telephone, and other contracts listed in Exhibit C attached hereto (the “Service Contracts”).

2.               Assignee hereby accepts the foregoing assignment of the Intangible Rights, Leases and Service Contracts and hereby assumes all duties and obligations of Assignor under the Leases and Service Contracts, to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of this Assignment, in connection with the Intangible Rights, Leases and Service Contracts. “Claims” means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys’ fees, whether suit is instituted or not).

3.               During the Property Representations Survival Period (as such term is defined in the Agreement), Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims for personal injury which are covered by Assignor’s insurance resulting from events occuring during the period of ownership by Assignor and Claims asserted against or incurred by Assignee as a result of any breach by Assignor under the Ground Lease prior to the date hereof; provided, however, that Assignor’s liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback (as such term is defined in the Agreement).

4.               This Assignment is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

5.               This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective successors and assigns, and (b) construed in accordance with the laws of the State of Connecticut, without regard to the application of choice of law principles.

6.               This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR: O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

	By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

		By:	/s/ William Q. O’Connor
		Name:	William Q. O’Connor
		Title:	President

ASSIGNEE: IREIT MILFORD MARKETPLACE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Vice President, Treasurer & CAO

Exhibit A

LEGAL DESCRIPTION

Real property known as 1634 Boston Post Road (a portion of the property listed as 1620 Boston Post Road) and 1650 Boston Post Road, in the City of Milford, County of New Haven, State of Connecticut, described as follows:

The “Leased Premises” described in the Lease dated as of May 31, 2005 by and between The B.L.R. Realty Company and 1620-34 Boston Post Road, LLC (Landlord) and Milford Marketplace, LLC (Tenant) recorded June 29, 2006 in Volume 3094 at Page 482 of the Milford Land Records, a notice of which was recorded June 29, 2006 in Volume 3094 at Page 478 of said Land Records; as amended by the First Amendment to Lease dated as of October 1, 2006, as evidenced by the Amended Notice of Lease dated March 16, 2010 and recorded March 25, 2010 in Volume 3346 at Page 41 of said Land Records; as further amended by that certain Letter Agreement dated April 21, 2010; as assigned by that certain Assignment and Assumption of Ground Lease dated December 17, 2010 and recorded in Volume 3391 at Page 215 of said Land Records.

Being the same as and more particularly described as follows:

#1650 Boston Post Road:

A certain piece or parcel of land in the City of Milford, County of New Haven and State of Connecticut and depicted as Parcel 'A' on a certain map entitled "ALTA/ACSM Land Title Survey, 'Urban' Survey for #1620-1634 and #1650 Boston Post Road, Milford, Connecticut, 06460 ... March 9, 2006 ... by Westcott and Mapes, Inc., New Haven, CT.", which map is on file with the Milford Town Clerk as Map #AB3102-3.

Said parcel of land being more particularly bounded and described as follows:

Beginning at a point on the northerly highway line of the Boston Post Road (a/k/a U.S. Route 1), so called, which point lies on the easterly boundary of land owned now or formerly by 1620-34 Boston Post Road, LLC and which point is labeled "Point of Beginning B" on the above referenced map.

Thence proceeding in a northwesterly direction along said easterly boundary of land owned now or formerly by said 1620-34 Boston Post Road, LLC along a line having a bearing of N 33º 59' 42" W for a distance of 263.00 feet to a point which marks the most northeasterly corner of land now or formerly of said 1620-34 Boston Post Road, LLC;

Thence proceeding in a southwesterly direction along the northerly boundary of land owned now or formerly by said 1620-34 Boston Post Road, LLC along a line having a bearing of S 56 º 00' 18" W for a distance of 600.00 feet to a point which marks the most northwesterly corner of land owned now or formerly by Santorio, Giulia and which point also marks the most northeasterly corner of land owned now or formerly by Milford Post Associates, LLC;

Thence continuing in a southwesterly direction along the northerly boundary of said Milford Post Associates, LLC along a line having a bearing of S 56 º 03' 33" W for a distance of 85.29 feet to a point on the easterly street line of Woodruff Road, so called, all as depicted on the above referenced map;

Thence proceeding in a northwesterly direction along said easterly street line of Woodruff Road along a line having a bearing of N 10 º 26' 12" W for a distance of 366.48 feet to the most northwesterly corner of the herein described parcel which point also marks the most southwesterly corner of land owned now or formerly of Duane J. Bottino, all as depicted on the above referenced map;

Thence proceeding in a northeasterly direction along the northerly boundary of the herein described parcel of land along the southerly boundary of property owned now or formerly by said Duane J. Bollino in part, thence along land owned now or formerly by John R. & Irene Horvack & Successors in part, thence along land owned now or formerly by Angelo Nunno in part, thence along the southerly boundary of land owned now or formerly by Helen F. Ucci in part and along the southerly boundary of land owned now or formerly of Andreanne & Contaxes D. Johnson in part, all along a line having a bearing of N 56 º 09' 03" E for a distance of 705.44 feet to a point;

Thence continuing in a northeasterly direction along the northerly boundary of the herein described parcel of land along the southerly boundary of property owned now or formerly by said Andreanne & Contaxes D. Johnson in part, thence along land owned now or formerly by Barbara Clemente, Est. in part, thence along land owned now or formerly by Jacob & Virginia Maurath & survivors in part, thence along the southerly boundary of land owned now or formerly by Paul S. & Cynthia E. Cooper, in part, thence along the southerly boundary of land owned now or formerly by Ludwik & Danuta Wagner in part, thence along the southerly boundary of land owned now or formerly by Frank & Laurie L. Tomaszek and along the southerly boundary of land owned now or formerly by Alfred J. & Patricia A. Winzer in part all along a line having a bearing of N 56 º 36' 03" E for a distance of 523.22 feet to a point which marks the most northeasterly corner of the herein described parcel;

Thence proceeding in a southwesterly direction along the northwesterly boundary of land owned now or formerly of Szkotnicki Family Limited Partnership along a line having a bearing of S 15 º 02' 33" W for a distance of 264.25 feet to a point;

Thence proceeding in a southeasterly direction along the westerly boundary of land owned now or formerly by said Szkotnicki Family Limited Partnership along a line having a bearing of S 39º 29' 47" E for a distance of 425.14 feet to a point on the northerly highway line of the Boston Post Road which point is marked by an iron pin and which point marks the most southeasterly corner of the herein described parcel;

Thence proceeding in a southwesterly direction along the northerly highway line of said Boston Post Road along the following bearings and distances in order: S 56º55' 18" W, 216.36 feet, thence S56º27'18" W, 150.00 feet, thence S 56 º 00'18" W for a distance of 164.70 feet to the point and place of beginning.

The above described parcel of land contains 12.033 acres in area.

# 1634 Boston Post Road:

A CERTAIN PIECE OR PARCEL OF LAND SITUATED IN THE CITY OF MILFORD. CONNECTICUT, SAID PARCEL OF LAND BEING DEPICTED AS "LEASE PARCEL 'B', AREA = 1.334 ACRES", #1634 "'OUTSVILLE', EXISTING BUILDING" ON A CERTAIN MAP ENTITLED "LEASE LINE MAP, #1620-#1634 BOSTON POST ROAD, MILFORD, CONNECTICUT.. 2/1/06, REV. 5/16/06 BY WESTCOTT & MAPES, INC. NEW HAVEN, CONNECTICUT", SAID PARCEL OF LAND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY HIGHWAY LINE OF BOSTON POST ROAD (U.S. RTE. 1), SO CALLED, SAID POINT BEING THE MOST SOUTHWESTERLY CORNER OF THE HEREIN DESCRIBED LEASE PARCEL AND THE MOST SOUTHEASTERLY CORNER OF #1620 BOSTON POST ROAD, ALL AS DEPICTED ON THE ABOVE REFERENCED MAP;

THENCE PROCEEDING IN A NORTHWESTERLY DIRECTION ALONG THE EASTERLY BOUNDARY OF SAID #1620 BOSTON POST ROAD, AS DEPICTED ON THE ABOVE REFERENCED MAP, ALONG A LINE HAVING A BEARING OF N 34° 44' 24" W FOR A DISTANCE OF 259.81 FEET TO A POINT WHICH MARKS THE MOST NORTHWESTERLY CORNER OF THE HEREIN DESCRIBED LEASE PARCEL;

THENCE PROCEEDING IN A NORTHEASTERLY DIRECTION ALONG THE NORTHERLY BOUNDARY OF SAID # 1634 BOSTON POST ROAD , AS DEPICTED ON THE ABOVE REFERENCED MAP, ALONG A LINE HAVING A BEARING OF N 56° 00' 18" E FOR A DISTANCE OF 224.43 FEET TO A POINT WHICH MARKS THE MOST NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED LEASE PARCEL.

THENCE PROCEEDING IN A SOUTHEASTERLY DIRECTION ALONG THE EASTERLY BOUNDARY OF SAID #1634 BOSTON POST ROAD, AS DEPICTED ON THE ABOVE REFERENCED MAP, ALONG A LINE HAVING A BEARING OF S 33° 59' 42" E FOR A DISTANCE OF 262.00 FEET TO A POINT WHICH MARKS THE MOST SOUTHEASTERLY CORNER OF THE HEREIN DESCRIBED LEASE PARCEL;

THENCE PROCEEDING IN A SOUTHWESTERLY DIRECTION ALONG THE SOUTHERLY BOUNDARY OF SAID # 1634 BOSTON POST ROAD ALONG A LINE HAVING A BEARING OF S 56° 34' 41" W FOR A DISTANCE OF 221.06 FEET TO THE POINT AND PLACE OF BEGINNING.

THE ABOVE DESCRIBED LEASE PARCEL OF LAND CONTAINS 1.334± ACRES OF LAND IN AREA.

Together with appurtenant easement rights as set forth in a Declaration of Reciprocal Easements and Restrictive Covenants dated June 12, 2006 and recorded in Volume 3094 at Page 453; as amended by instrument dated December 17, 2010 and recorded in Volume 3391 at Page 209 of the Milford Land Records.

Exhibit B

LIST OF LEASES

[See attached pages.]

Exhibit C

LIST OF SERVICE CONTRACTS